Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated February 22, 2001, included in this Form 10-K, into Steiner Leisure Limited's previously filed registration statements on Form S-8 (File No.'s 333-39927 and 333-52343).

ARTHUR ANDERSEN LLP

Miami, Florida, March 28, 2001.